EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is dated as of January 15, 2010 (the “Effective Date”) and entered into between Cross Canyon Energy Corp., a Nevada corporation having its principal place of business at 6630 Cypresswood Drive, Suite 200, Spring, TX 77379 (the "Company"), and James B. Davis, an individual residing in the State of Texas ("Executive").  The Company and Executive are referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive presently serves as the Company’s Senior Vice President of Operations pursuant to an Employment Agreement dated as of October 1, 2008 (the “Prior Agreement”); and

WHEREAS, the Parties wish to terminate the Prior Agreement in its entirety and continue Executive’s employment with the Company pursuant to the terms and conditions of this Agreement, which shall completely supersede the Prior Agreement; and

WHEREAS, the Company desires to continue to employ Executive and Executive desires to continue to be employed by the Company subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the Parties agree as follows:

1.           Employment; Title; Responsibilities; Reporting:  The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereinafter set forth.  During the term of this Agreement, Executive shall diligently and faithfully: (a) serve the Company in the capacity of Executive Vice President of Operations and Chief Operating Officer; (b) report directly to the President and Chief Executive Officer; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to Executive by the President and Chief Executive Officer; and (d) abide by and carry out the policies and programs of the Company in existence, and as may be changed from time to time.

2.           Exclusivity; Best Efforts:  All services to be provided by Executive under this Agreement shall be performed by Executive personally. During the term of this Agreement, Executive shall devote substantially all of Executive’s business time, attention and energies and all of his skills, learnings and best efforts to the business of the Company.  At all times during the term of this Agreement, the services required of Executive and the location at which he performs such services shall not require that he reside outside of the area of Houston, Texas, except for travel in the ordinary course of business.

3.           Term:   The initial term of this Agreement shall commence on the Effective Date and shall end on the one year anniversary thereof, unless sooner extended by agreement of the parties or earlier terminated in accordance with the provisions of this Agreement.  The date on which this Agreement is scheduled to expire, whether upon the expiration of the initial term or the expiration of an additional term as set forth below, is referred to as the “End Date”.  No more than one hundred twenty (120) nor less than and sixty (60) days prior to an End Date (each such sixty (60) day period is referred to as a “Renegotiation Period”), the Company and Executive may agree in writing to extend this Agreement for an additional term.  If during any Renegotiation Period the Company and Executive fail to agree upon an extension of this Agreement, this Agreement shall terminate as of the End Date of the then current term.  The term of this Agreement, whether as originally scheduled, extended by agreement or shortened pursuant to an earlier termination in accordance herewith is referred to as the “Term.”

4.           Base Salary:  The Company shall pay Executive a base salary at the annualized rate of $190,000 (the “Base Salary”).  The Base Salary shall be paid in semi-monthly installments on the fifteenth day and last day of each month and shall be subject to such withholdings and deductions by the Company as are required to be made pursuant to law, government regulations or order.  Executive understands and agrees that Executive is an exempt Executive as that term is applied for purposes of Federal or state wage and hour laws, and further understands that Executive shall not be entitled to any compensatory time off or other compensation for overtime.

5.           Bonus:

(a)  As consideration for Executive entering into this Agreement and agreeing to abide by the terms hereof, the Company has agreed to pay to Executive a one-time retention bonus in the amount of $95,000, minus all applicable withholdings and deductions (the “Retention Bonus”). Such Retention Bonus shall be deemed earned as of the Effective Date and shall be payable to Executive in full, on or before the later of (x) February 1, 2010 and (y) the date that a recapitalization of the Company is consummated.

(b)  If during the Term of this Agreement or within three (3) months after the termination of Executive’s employment under this Agreement, the Company is sold or its existing assets are sold in whole or in part (whether in one or more transactions), then upon the closing of such sale transaction, Executive shall be entitled to receive a bonus (“Sales Bonus”) as follows:

Gross Proceeds of Sale	Sales Bonus Payable to Executive
$15 million - $23.99 million	$142,500
$24 million - $29.99 million	$190,000
$30 million - $35.99 million	$285,000
$36 million or greater	$380,000

Similarly, if during the Term of this Agreement and continuing for a period of three months thereafter, the Company enters into a definitive agreement to sell the Company or its assets, then upon such sale (regardless of when such sale occurs), a Sales Bonus shall be due and payable to Executive pursuant to the schedule set forth above. Any Sales Bonus earned hereunder shall be payable to Executive on the date of closing of any sales transaction directly from the proceeds of any such sales transaction and shall be subject to such withholdings and deductions by the Company as are required to be made pursuant to law, government regulations or order.  In the event that the Company acquires a material amount of additional assets after the date hereof, then the Company and the Executive shall cooperate to determine a mutually acceptable bonus program with respect to the sale of such assets.

6.           Fringe Benefits:  During the Term of this Agreement, Executive shall be entitled to continue to participate in major medical and full hospital insurance programs and plans for Executive, his spouse and immediate dependents, at such levels as are presently maintained.  Executive shall also be entitled to continue such disability, life insurance, dental, vision and other similar benefits as are presently in effect for senior officers of the Company under such group benefit plans and/or programs as may be implemented and maintained by the Company from time to time.  Executive’s eligibility for, and participation in (and his spouse and immediate dependents’ eligibility for, and participation in, as applicable) all programs and plans referenced in this Section 6 are subject to the terms and conditions of all applicable programs and plans.  The Company shall pay eighty percent (80%) of the premium cost of such fringe benefits for Executive, his spouse and immediate, eligible dependents. Additionally, to the extent permitted by law, the Company will match up to five percent (5%) of Executive’s total compensation including any bonus in the Company’s 401-K Plan.  Executive's entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

7.           Vacation:  During the Term of this Agreement, Executive shall be entitled to four (4) weeks paid vacation per calendar year, to be taken at such time or times as shall be consistent with Company needs and the proper performance by Executive of his duties.  No unused vacation may be carried forward from year to year.

8.           Expense Reimbursement; Travel Policy:  The Company shall provide Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company’s policies in effect from time to time as they pertain to senior officers of the Company.  All reimbursements by the Company provided for in this Agreement are conditioned upon Executive’s timely submission to the Company of all required documentation and an itemized account for such expenses within sixty (60) days after they are incurred.  Expense reports and requests for reimbursement which are submitted later than sixty (60) days after the expense is incurred will not be reimbursed without the approval of the Company’s Chief Financial Officer.  Executive is not permitted to receive a payment or benefit in lieu of reimbursement under this Section 8.

9.           Death of Executive:  In the event of Executive’s death during the Term of this Agreement, the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to Executive’s estate any Base Salary earned and unpaid through the date of such death and any business expenses or other fringe benefits otherwise due to Executive. Executive’s estate shall also be entitled to payment for (i) any Retention Bonus earned but not yet paid, which such Retention Bonus shall not be subject to repayment pursuant to Section 12, (ii) any Sales Bonus earned but not yet paid and (iii) accrued but unused vacation days during the calendar year such termination occurs.  Such event shall not be deemed a “Termination Without Cause” as defined in Section 14 below.  Such payments shall be provided to Executive’s heirs or estate, as applicable, within the time frame otherwise provided under this Agreement or, in case of any accrued but unused vacation days, on the next regular pay period that follows Executive’s death.  All other obligations of the Company under this Agreement shall automatically cease as of the date of Executive’s death, and Executive’s estate shall not be entitled to any other salary, payments or benefits otherwise payable to Executive under this Agreement, except as otherwise required by law.

10.           Disability of Executive:  If Executive shall, during the term of this Agreement, suffer a “Disability,” (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a “Disability Plan”) or, whenever no such Disability Plan exists, as defined in accordance with the meaning on Exhibit A attached hereto and made a part hereof), then the Company shall have the right to terminate this Agreement by written notice of such Disability to Executive, whereupon the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to Executive any Base Salary earned and unpaid through the date of such notice (less any payments received by Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive.  Executive shall also be entitled to payment for (i) any Retention Bonus earned but not yet paid, which such Retention Bonus shall not be subject to repayment pursuant to Section 12, (ii) any Sales Bonus earned but not yet paid and (iii) accrued but unused vacation days during the calendar year such termination occurs.  No such termination shall be deemed a “Termination Without Cause” as defined in Section 14 below.  Such payments shall be provided to Executive’s heirs or estate, as applicable, within the time frame otherwise provided under this Agreement or, in case of any accrued but unused vacation days, on the next regular pay period that follows Executive’s termination due to his Disability.   All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

11.           Resignation By Executive Without Good Reason:  Notwithstanding the provisions of Section 3 above, Executive may resign his employment hereunder without Good Reason (as defined below) upon sixty (60) days’ prior written notice to the Company (such notice hereinafter referred to as a “Resignation Notice”).  If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to accept Executive’s resignation as of the date set forth in the Resignation Notice, which such date shall not be later than sixty (60) days after it is provided to the Company, or request that the Executive remain through the full sixty (60) day period.

12.           Post-Resignation Obligations:  No resignation under Section 11 hereof shall be treated as if it was a “Termination Without Cause” as defined in Section 14 below.  Executive agrees and understands that, in the event of any resignation pursuant to Section 11, Executive shall be entitled to receive Executive’s then applicable Base Salary through the date of resignation specified in the Resignation Notice and any business expenses otherwise due to Executive.  If Executive delivers a Resignation Notice within six (6) months after the Effective Date, then Executive shall be required to repay such portion of the Retention Bonus equal to a fraction, the numerator of which is the difference between (x) one hundred eighty (180) and (y) the number of days worked by Executive between the Effective Date and the effective date of his resignation, and the denominator of which is one hundred eighty (180).  All other obligations of the Company under this Agreement shall automatically cease as of the date of Employee’s resignation, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

13.           Resignation for Good Reason:  If Executive resigns for “Good Reason” (as defined below), then such a resignation shall be treated hereunder as if it were a “Termination Without Cause,” as defined in Section 14 below.  “Good Reason” means the occurrence of any of the following events: (i) a material diminution by the Company of Executive’s responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period immediately preceding such diminution, which such diminution shall include but not be limited to, his no longer serving as Executive Vice President of Operations and Chief Operating Officer of the Company (ii) a material diminution in Executive’s base compensation; or (iii) the involuntary, material relocation of the geographic location of Executive’s principal place of employment, which shall exist if Executive is required to relocate such principal place of employment to a location more than 50 miles from downtown Houston, Texas.  Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, any assertion by Executive of a termination for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (1) the condition arising in Sections 13(i), (ii) or (iii) above must have arisen without Executive’s consent; (2) Executive must provide written notice to the Company of such condition within twenty (20) days of the initial existence of the condition; (3) the condition specified in such notice must remain uncorrected for thirty (30) days after receipt of such notice by the Company; and (4) the date of Executive’s termination of employment must occur within sixty (60) days after the initial existence of the condition specified in such notice.

14.           Termination Without Cause:  Executive’s employment under this Agreement may be terminated at any time by the Company, without Cause (as defined below) and for reasons other than the non-renewal of this Agreement, Executive’s death or Disability (such termination referred to throughout this Agreement as a “Termination Without Cause”).  Such a Termination Without Cause shall be effective upon fourteen (14) days written notice to Executive.  In the event of a Termination Without Cause, the Company shall provide to Executive any Retention Bonus earned and unpaid through the date of such termination and any business expenses and other fringe benefits otherwise due to the Executive.  Such payments will be provided pursuant to the time frame otherwise set forth in this Agreement.  In the event of a Termination Without Cause, Executive also shall be entitled to payment for (i) any Sales Bonus that would have otherwise been earned by Executive had such executive remained employed by the Company for the remainder of the then current Term in which the termination occurred and for three (3) months thereafter and (ii) accrued but unused vacation days for the calendar year in which such termination occurs.  In addition, if Executive executes (and does not revoke) a release of claims acceptable to the Company and substantially in the form of the release attached as Exhibit C, the Company will provide Executive as severance pay, an amount equal to six (6) months Base Salary (the “Severance Payment”).  The Severance Payment shall be payable as a lump sum within ten (10) business days following the date on which the release referenced herein becomes irrevocable.  Unless specifically referenced in this Section 14, all obligations of the Company under this Agreement shall automatically cease as of the date of Executive’s Termination Without Cause and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

15.           Termination For Cause:  The Company, upon a vote of the Company’s Board of Directors shall be entitled to immediately terminate Executive’s employment in any of the following circumstances, each of which shall constitute "Cause" for such termination:

(a)           the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive’s duties hereunder other than a failure to perform resulting from death or Disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

(b)           the commission by Executive of any act of dishonesty, fraud, material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

(c)           the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of, or that may have the effect of, injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act the Board deems to not be in the best interests of the Company;

(d)           the entering by Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense);

(e)           Executive’s abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

(f)           Executive’s deliberate disregard of any lawful material rule or policy of the Company or order of the Company’s Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

(g)           Executive’s excessive absenteeism other than for reasons of illness, which such absenteeism is not cured after written notice from the Company with respect thereto.

If Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (g), all obligations of the Company under this Agreement shall automatically cease and Executive shall only be entitled to receive Executive’s then applicable Base Salary through the date of termination, any business expenses or fringe benefits otherwise due to Executive, and any Retention Bonus and/or Sales Bonus earned by Executive and not yet paid.  Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

16           Termination Following Change of Control: If: (A) Executive's employment is terminated by the Company at any time following a Change of Control (as defined on Exhibit B), excluding the Change in Control which may occur in the event the Company files a petition seeking protection under Federal Bankruptcy laws; and (B) such termination is for reasons other than Cause pursuant to Section 15 above or other than by reason of Disability or Executive's death, then (1) Executive shall be entitled to receive the greater of (x) the amount of Executive’s then applicable Base Salary that would have been earned through the expiration of the End Date of the term in which the termination of his employment occurred; or (y) six (6) months Base Salary, together with any business expenses otherwise due to Executive (the “Change of Control Payment”); provided, however, that Executive’s entitlement to the Change of Control Payment is conditioned upon his execution (and non-revocation) of a release of claims acceptable to the Company and substantially in the form of the release attached at Exhibit C.  If applicable, the Change of Control Payment shall be paid as a lump sum within ten (10) business days following the date on which the release referenced herein becomes irrevocable.  All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

17.           Payment Upon Expiration of the Term:  In the event that (i) this Agreement expires as of the End Date, without being extended for another term and (ii) Executive has not earned a Sales Bonus hereunder, then the Company agrees to pay to Executive four (4) months worth of his Base Salary; provided, however, that Executive’s entitlement to such payment is conditioned upon Executive’s execution (and non-revocation) of a release of claims acceptable to the Company and substantially in the form of the release attached at Exhibit C.  If applicable, the severance payment contemplated by this Section 17 shall be paid as a lump sum within ten (10) business days following the date on which the release referenced herein becomes irrevocable.  All other payments, benefits or arrangements provided by the Company shall cease immediately as of the expiration of the Term, except as otherwise required by this Agreement, by law or the terms of any plan maintained by the Company.

18.           Non-Solicitation; Non-Competition:

(a)           The Parties agree to the non-solicitation and non-competiton provisions of this Section 18 in consideration for the Confidential Information provided to Executive pursuant to Section 19 below, to protect the trade secrets and other Confidential Information of the Company and as an express inducement for the Company to enter into this Agreement.  During the Term, and for one (1) year thereafter, Executive expressly agrees that Executive will not, directly or indirectly:

(i)           for his own account or on behalf of any other person or as an employee, consultant, manager, agent, representative, broker, stockholder, director or officer of a corporation, company, individual, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then engaged in the exploration, drilling or production of natural gas or oil, within any 5-mile radius of any property in which the Company has or had an ownership, leasehold or participation interest during the Term of this Agreement;

(ii)           solicit, entice or induce any Customer (as defined below) of the Company to cease or limit its business with the Company (except if and to the extent directed to do so by the Board of Directors of the Company), or to become a customer, supplier, vendor or client of any other person (including, without limitation, Executive, individually) or entity engaged in any activity or business competitive with the Company; and

(iii)           engage in any act or practice the purpose of which is to evade the provisions of this covenant not to solicit or not to compete or to commit any act which adversely affects the business of the Company.

For purposes of this Agreement, a “Customer” of the Company shall mean any person or entity, who or which is, or was at any time within the prior one year period, a purchaser of goods or services from the Company, a landlord, sublandlord, licensor, licensee or supplier of (or prospective purchaser, landlord, sublandlord, licensor, licensee or supplier, provided the Company was in active discussions with such party prior to the termination of Executive’s employment), to or from the Company, as the case may be.

(b)           Executive expressly acknowledges and agrees that the covenants contained in this Section 18 are essential elements of this Agreement and that, but for the agreement of Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement and would not have agreed to the provisions of Section 19.  Executive acknowledges that the provisions of this Section 18 are reasonable and necessary for the protection of the Company and that enforcement of the provisions of this Section 18 shall not result in an unreasonable deprivation of the right of Executive to earn a living.  The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.  The Parties expressly agree that the restrictions set forth in this Agreement are reasonable and no greater than necessary to protect the Company’s legitimate business interests.  Nonetheless, in the event a court of competent jurisdiction determines that the provisions of this Section 18 are excessively broad as to duration, geographical scope or activity, it is expressly agreed that Section 18 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, to the extent necessary to render the same valid and enforceable in such jurisdiction.

19.           Non-Disclosure of Confidential Information:

(a)           The Company will disclose to Executive, and place Executive in a position to have access to or develop, Confidential Information (as defined below) of the Company.  Executive acknowledges and agrees that Executive’s services for the Company shall bring Executive into contact with sensitive, secret and non-public information relating to the Company, its successors, subsidiaries, assigns, officers, employees, executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, strategies, commitments, contracts, leases, operations, employees, executives, methods, market investigations, surveys, research, records, costs and prices of the Company and/or the Company’s subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company’s and/or its subsidiaries’ or associated entities’ lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or non-public ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the “Confidential Information”).

(b)           Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but also information that Executive can recall or reconstruct from Executive’s memory.

(c)           Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to use or disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by Executive’s supervisors within the Company, and (iv) Executive may disclose Confidential Information as expressly directed by judicial process, provided that Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and provided the Company with sufficient opportunity to intervene in order to oppose such disclosure.

(d)           Notwithstanding the foregoing, after any termination or resignation of Executive from his employment with the Company, Confidential Information shall not include, and Executive shall not be restricted from divulging or using, any information which Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by Executive, (ii) was available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to Executive.

(e)           Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, Executive shall deliver to the Company all writings, documents, recordings, computer discs and other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall return all such Confidential Information (in whatever form, including electronic data) to the Company and not retain any copies of such Confidential Informaiton.  To ensure compliance with this Agreement, at the time of such termination, resignation or expiration, Executive shall provide the Company with a sworn statement, duly notarized, that Executive has performed each and every agreement and obligation contained or referred to in this Section.

20.           Company Property:  All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that Executive makes or conceives  (either individually or jointly with others) or that are made available to Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that Executive utilizes in carrying out his duties or responsibilities to the Company (the "Property"), shall be the Company’s exclusive property, and Executive assigns to the Company all of his rights, if any, in and to all such Property.

21.           Trade Names, Trademarks and Copyright:  During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by Executive.  Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

22.           Injunctive Relief:  Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by Executive of any of the restrictive covenants contained in paragraphs 18 through 21 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law.  Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law and equity, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by Executive without any requirement or showing that the Company has suffered any damages from such breach.

23.           Further Instruments:  Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the Company of any and all further instruments which the Company may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

24.           Representations.  Executive represents and warrants to the Company that Executive has the capacity and right to negotiate and enter into this Agreement, and Executive's execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which Executive is a party or otherwise subject.

25.           Successors and Assigns:  This Agreement, and all of the Company’s rights under it, may be assigned by the Company without the prior consent of Executive.  Executive expressly agrees that this Agreement may be assigned by the Company, without limitation, in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets.  This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive.  This Agreement contemplates the rendition of personal services by Executive and is not assignable by Executive.

26.           Savings Clause:  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.  The Company’s rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

27.           Indemnification:  In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Executive, by reason of the fact that Executive was performing services under this Agreement or that Executive was or is an officer, director or employee of the Company), then the Company shall indemnify, hold harmless and defend Executive against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith, to the maximum permitted by applicable law.  The advance of expenses shall be mandatory to the extent permitted by applicable law.  In the event that both Executive and the Company are made party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage counsel, and Executive consents to use the same counsel, which consent will not be unreasonable withheld, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive and the Company at the same time, Executive may engage separate counsel and the Company shall pay all reasonable attorneys' fees and expenses of separate counsel.  The Company shall not be required to pay the fees of more than one law firm except as described in the preceding sentence. Further, while Executive is expected to faithfully discharge his duties under this Agreement, Executive shall not be held liable to the Company for errors or omissions made in good faith where Executive has not exhibited intentional misconduct or performed criminal or fraudulent acts.  Notwithstanding the above, the Company’s obligation to indemnify Executive is subject to any prohibitions as a matter of law that the company cannot indemnify the executive.

28.           Governing Law; Construction:  Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Texas applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws.  With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in Harris County in the State of Texas and consent to the exclusive venue of such courts.

29.           Notices:  All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as "Written Notice"), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

(a)	if to the Company, to:

Cross Canyon Energy Corp.
6630 Cypresswood Drive, Suite 200
Spring, Texas 77379

(b)	if to Executive, to his home address on file with the Company,

The Parties may change their designated address and information for purposes of notices upon written notice to the other Party.

30.           Freedom to Execute Agreement:  The Company and Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements.  The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and Executive under this Agreement.  Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at “arms-length”.

31.           Entire Agreement; Prior Agreement is Superseded:  This Agreement constitutes the entire agreement between the Company and Executive relating to the subject matter herein, and all prior negotiations, agreements and understandings of the Parties have been merged into this Agreement.  For the avoidance of doubt, Executive expressly acknowledges and agrees that he has been provided all compensation, benefits and other consideration to which he was entitled, may have been entitled or could be entitled under the Prior Agreement and that the Prior Agreement in hereby terminated and superseded in its entirety with the Company owing no future duties under that agreement whatsoever.  No modification of this Agreement shall be valid unless in writing and executed by each of the Parties hereto.

32.           Waiver of Breach:  The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

33.           Approvals:  This Agreement has been approved by the necessary vote of the Company’s Board of Directors of the Company.

34.           Withholdings:  The Company may withhold from all sums owed by it pursuant to this Agreement all taxes, withholdings and other deductions required by law or otherwise agreed to by Executive.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

Company:	CROSS CANYON ENERGY CORP.

By:
	Name:	Robert P. Munn
	Title:	President and Chief Executive Officer

Executive:	JAMES B. DAVIS

James B. Davis

Exhibit A

For the purposes of this Agreement, whenever the term “Disability” is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of “120 continuous days”, Executive is “limited” from performing the “material and substantial duties” of his “regular occupation” due to his “sickness” or “injury.”

For purposes of this definition:

“120 continuous days” shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

“limited” from performing a duty or function means that Executive is unable to perform such duty or function;

“material and substantial duties” means duties that are normally required for the performance of Executive’s “regular occupation” and cannot be reasonably omitted or modified;

“regular occupation” means all of the functions that Executive was routinely performing while he was actively employed by the Company pursuant to this Agreement and prior to the onset of the condition or conditions that resulted in the Company’s decision to terminate Executive’s employment for reasons related to Disability;

“sickness” means any illness or disease that renders Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

“injury” means a bodily injury that is the direct result of an accident and not related to any other cause.

Exhibit B

For the purposes of this Employment Agreement, the term “Change of Control” shall mean: (i) a sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to another entity other than an affiliate of the Company; or (ii) any consolidation or merger of the Company with or into another entity, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners (within the meaning of Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended) of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation’s then outstanding securities.  Notwithstanding the previous sentence, a Change of Control will be deemed to have occurred if 50% or more of the fully diluted voting shares transfer to a single entity other than an affiliate fo the Company or a group of shareholders other than affiliates of the Company that act as a single entity for voting purposes, within a twelve month period, in any manner other than a primary or secondary public stock offering.

Exhibit C

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) constitutes the release referred to in that certain Employment Agreement (the “Employment Agreement”) dated as of January __, 2010, by and among James B. Davis (“Employee”) and Cross Canyon Energy Corp. (the “Company”).

(a)  For good and valuable consideration, including the Company’s provision of certain payments and benefits to Employee in accordance with Section 14 or 16 of the Employment Agreement, Employee hereby releases, discharges and forever acquits the Company, its affiliates and subsidiaries and the past, present and future stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, legal representatives, successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter on or prior to the date of this Agreement including without limitation any alleged violation through the date of this Agreement of:  (i) the Age Discrimination in Employment Act of 1967, as amended; (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) the Civil Rights Act of 1991; (iv) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (v) Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (vi) the Immigration Reform Control Act, as amended; (vii) the Americans with Disabilities Act of 1990, as amended; (viii) the National Labor Relations Act, as amended; (ix) the Occupational Safety and Health Act, as amended; (x) the Family and Medical Leave Act of 1993; (xi) any state anti-discrimination law; (xii) any state wage and hour law; (xiii) any other local, state or federal law, regulation or ordinance; (xiv) any public policy, contract, tort, or common law claim; (xv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters; (xvi) any and all rights, benefits or claims Employee may have under any employment contract, incentive compensation plan or stock option plan with any Company Party or to any ownership interest in any Company Party except as expressly provided in the Employment Agreement and any stock option or other equity compensation agreement between Employee and the Company and (xvii) any claim for compensation or benefits of any kind not expressly set forth in the Employment Agreement or any such stock option or other equity compensation agreement (collectively, the “Released Claims”).  In no event shall the Released Claims include (a) any claim which arises after the date of this Agreement, (b) any claim to vested benefits under an employee benefit plan (withint the meaning of Section 3(3) of ERISA) , or (c) any claims for contractual payments under the Employment Agreement.  This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Employee is simply agreeing that, in exchange for the consideration recited in the first sentence of this paragraph, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived.  By signing this Agreement, Employee is bound by it.  Anyone who succeeds to Employee’s rights and responsibilities, such as heirs or the executor of Employee’s estate, is also bound by this Agreement.  This release also applies to any claims brought by any person or agency or class action under which Employee may have a right or benefit.  Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b)           Employee agrees not to bring or join any lawsuit against any of the Company Parties in any court relating to any of the Released Claims.  Employee represents that Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency and has made no assignment of any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.

(c)           By executing and delivering this Agreement, Employee acknowledges that:

(i)	Employee has carefully read this Agreement;

(ii)
Employee has had at least [twenty-one (21)] [forty-five (45)] days to consider this Agreement before the execution and delivery hereof to the Company [Add if 45 days applies: , and Employee acknowledges that attached to this Agreement are (1) a list of the positions and ages of those employees selected for termination (or participation in the exit incentive or other employment termination program); (2) a list of the ages of those employees not selected for termination (or participation in such program); and (3) information about the unit affected by the employment termination program of which Employee’s termination was a part, including any eligibility factors for such program and any time limits applicable to such program];

(iii)
Employee has been and hereby is advised in writing that Employee may, at Employee’s option, discuss this Agreement with an attorney of Employee’s choice and that Employee has had adequate opportunity to do so; and

(iv)
Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated in the Employment Agreement and herein; and Employee is signing this Agreement voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement.

           Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven day period beginning on the date Employee delivers this Agreement to the Company (such seven day period being referred to herein as the “Release Revocation Period”).  To be effective, such revocation must be in writing signed by Employee and must be delivered to the Chairman of the Board of Directors of the Company before 11:59 p.m., Houston, Texas time, on the last day of the Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, this Agreement shall be of no force or effect and shall be null and void ab initio.  No consideration shall be paid if this Agreement is revoked by Employee in the foregoing manner.

Executed on this ___________ day of _____________, _______.

_________________________________
James B. Davis